INTERNATIONAL TOWER HILL MINES LTD.

COMPENSATION COMMITTEE CHARTER

(Adopted by the Board of Directors on September 22, 2006)

ARTICLE 1  - PURPOSE

The overall purpose of the Compensation Committee (the “Committee”) is to implement and oversee human resources and compensation policies and best practices for recommendation to the Board of Directors (the “Board”) of the Company for approval and implementation.

ARTICLE 2  - COMPOSITION, PROCEDURES AND ORGANIZATION

2.1

The Committee will consist of at least three members of the Board, a majority of whom will be “unrelated directors”1.

2.2

The Board, at its organizational meeting held in conjunction with each annual general meeting of the shareholders, will appoint the members of the Committee for the ensuing year.  The Board may at any time remove or replace any member of the Committee and may fill any vacancy in the Committee.

2.3

Unless the Board has appointed a chair of the Committee, the members of the Committee will elect a chair from among their number.

2.4

The Committee will appoint an individual, who need not be a director or a member of the Committee, to be the secretary of the Committee.

2.5

The quorum for meetings will be a majority of the members of the Committee, present in person or by telephone or other telecommunication device that permits all persons participating in the meeting to speak and to hear each other.  Decisions by the Committee will be by the affirmative vote of a majority of the members of the Committee, or by consent resolutions in writing signed by each member of the Committee.

2.6

The Committee will have access to such officers and employees of the Company and to such information respecting the Company, as it considers to be necessary or advisable in order to perform its duties and responsibilities.

2.7

Meetings of the Committee will be conducted as follows:

(a)

the Committee will meet at least twice annually, and may meet as many additional times as deemed necessary or appropriate by the Committee or as may be requested by any member of the Committee, the Chief Executive Officer or the Chief Financial Officer, in each case at such times and at such locations as may be determined by the Committee or the chair of the Committee;

(b)

except in respect of a regularly scheduled meeting of the Committee, notice of such meeting, together with a proposed agenda, will be delivered to each member of the Committee not less that forty-eight (48) hours prior to the proposed meeting time (which notice may be waived by all of the members of the Committee); and

(c)

management representatives will be invited to attend as necessary in the discretion of the Committee.

2.8

The Committee may, in its sole discretion, retain, at the expense of the Company, such legal, financial, compensation or other advisors or consultants as it may deem necessary or advisable in order to properly and fully perform its duties and responsibilities hereunder.

ARTICLE 3  - DUTIES AND RESPONSIBILITIES

3.1

The duties and responsibilities of the Committee shall be as follows:

(a)

to recommend to the Board human resources and compensation policies and guidelines for application to the Company;

(b)

to review and recommend any changes thought necessary to the Company’s domestic and international compensation and human resources policies and procedures;

(c)

if required by applicable legislation or policy, prepare, on an annual basis for inclusion in the Company’s annual management information circular, a report on the Company’s compensation practices;

(d)

to ensure that the Company has in place programs to attract and develop management of the highest calibre and a process to provide for the orderly succession of management and, in particular, that:

(i)

properly reflect the duties and responsibilities of members of management,

(ii)

are effective and competitive in attracting, retaining and motivating people of the highest quality, and

(iii)

are based on established corporate and individual performance objectives;

(e)

assess and report to the Board, on an annual basis, on the performance of the Chief Executive Officer for the prior year;

(f)

review, on an annual basis, the salary, bonus and other benefits, direct and indirect, of the Chief Executive Officer and make recommendations in respect thereof for approval by the Board, provided that such Board approval will include the approval of a majority of directors that are “independent”2 of the Company within the meaning of all applicable legal and regulatory requirements (except in circumstances, and only to the extent, permitted, by all applicable legal and regulatory requirements);

(g)

to review, on an annual basis, the proposed compensation for all other officers of the Company after considering the recommendations of the Chief Executive Officer, all within the human resources and compensation policies and guidelines approved by the Board, and make recommendations in respect thereof for approval by the Board, provided that such Board approval will include the approval of a majority of directors that are “independent”2 of the Company within the meaning of all applicable legal and regulatory requirements (except in circumstances, and only to the extent, permitted, by all applicable legal and regulatory requirements);

(h)

to implement and administer human resources and compensation policies approved by the Board concerning the following:

(i)

executive compensation, contracts, stock plans or other incentive plans; and

(ii)

proposed personnel changes involving officers reporting to the Chief Executive Officer;

(i)

review any proposed amendments to the Company’s incentive stock option plan and report to the Board thereon;

(j)

review and make recommendations to the Board concerning the Chief Executive Officer’s recommendations for stock option grants to directors, senior officers, employees and consultants of the Company and its affiliates under the Company’s incentive stock option plan;

(k)

from time to time, to review the Company's broad policies and programs in relation to benefits;

(l)

to annually receive from the Chief Executive Officer recommendations concerning annual compensation policies and budgets for all employees;

(m)

from time to time, to review with the Chief Executive Officer the Company's broad policies on compensation for all employees and overall labour relations strategy for employees;

(n)

to periodically review the adequacy and form of the compensation of directors and to ensure that the compensation realistically reflects the responsibilities and risks involved in being an effective director, and to report and make recommendations to the Board accordingly;

(o)

to report regularly to the Board on all of the Committee's activities and findings during that year; and

(p)

to develop a calendar of activities to be undertaken by the Committee for each ensuing year and to submit the calendar in the appropriate format to the Board of Directors within a reasonable period of time following each annual general meeting of shareholders.

ARTICLE 4  – GENERAL

4.1

In addition to the foregoing, the Committee will:

(a)

assess the Committee’s performance of the duties specified in this charter and report its finding(s) to the Board;

(b)

review and assess the adequacy of this charter at least annually and recommend any proposed changes to the Board for approval; and

(c)

perform such other duties as may be assigned to it by the Board from time to time or as may be required by any applicable stock exchanges, regulatory authorities or legislation.

Footnotes

1 “unrelated director” means a director who is: (a) not a member of management and is free from any interest and any business, family or other relationship which could reasonably be perceived to materially interfere with the director’s ability to act with a view to the best interests of the issuer, other than interests and relationships arising solely from holdings in the issuer, (b) not currently, or has not been within the last three years, an officer, employee of or material service provider to the issuer or any of its subsidiaries or affiliates; and (c) not a director (or similarly situated individual) officer, employee or significant shareholder of an entity that has a material business relationship with the issuer.  A chair or vice chair of the board of directors who is not a member of management is not, for that reason alone, a related director.

2 Whether a director is “independent” will be determined in accordance with all applicable laws and regulations, including the applicable securities laws of Canada and the United States and the regulations and policies of any stock exchange or quotation system on which the Company’s securities are listed or quoted.

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